                             CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on
Form S-3 of our report dated February 27, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2007 Annual Report to Shareholders, which is incorporated by reference in Edison International's Annual Report on Form 10-K for
the year ended December 31, 2007. We also consent to the incorporation by reference of our report dated February 27, 2008 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Los Angeles, California
November 7, 2008